10 Riverview Drive
Danbufy, CT06810
888.889.8033 Fax., 800.327.9724


Equipment Lease Agreement

Lease Number:

4192260-001

LESSEE (Legal) NAME:       Protalex, Inc    SUPPLIER
NAME:    Waters Technologies Corporation
TRADE/DBA NAME:   ADDRESS: 34 Maple Street
ADDRESS: 717 Encino NE, Suite 17    CITY, STATE, ZIP:Milford,
Massachusetts 01757
CITY, STATE, ZIP: Albuquerque, New Mexico 87102
COUNTY: Bernalillo

CONTACT & PHONE:  Donald Dean

Equipment Schedule (Use Separate Schedule If Needed)
Description of Equipment
Waters Preparative LC System
Waters Fraction Collector III
Kit, UV Fraction Manager
Start Up Kit, UV Directed Autopurification
Fractionlynx v4.0
Quanlynx v4.0
Waters Temperature Control System

QTY 1

Equipment Cost:$57,464.13
Sales Tax:$3,340.39
Total Amount Financed:     $60,804.52
         Equipment Location
         NAME:    Protalex, Inc
         CITY, STATE, ZIP: Albuquerque, New Mexico 87102
         ADDRESS: 717 Encino NE, Suite 17            COUNTY:  Bernalillo

Schedule of Rental Payments
Lease Term (In Months):36
Total Number of Rental Payments:36
Amount of Each Rental Payment: $1,885.16*
Lessee's  Deposit*:$1,985.16 (Plus Applicable Taxes)
                           *Includes Freight

*Applied to:      []First Payment  [X]Advance Rent []Security Deposit  []Other:

End of Lease Purchase Option: [] FMV [x] $1.00 [] Other

Indexing: Your Rental Payments are calculated using a lease rate factor (the "Lease Rate Factor"). The Lease Rate Factor is calculated, in part, using the interest rate for swaps (the "Original Swap Rate") that most closely approximates the initial term of this Lease as published in the Federal Reserve
Statistical            Release            H.15            available           at
http://www.federalreserve.gov/releases/hl5/update/ on 4/18/2003 (the "Initial Rate Date"). The Lease Rate Factorwill be held until 5/18/2003 (the "Rate Expiration Date"). If you do not accept the Equipment on or before the Rate Expiration Date, the Lease Rate Factor and your periodic Rental Payments may be adjusted if the Swap Rate reported four (4) business days prior to your acceptance of the Equipment is different than the Swap Rate reported on the Initial Rate Date.

Important Notice: We have written this Lease in plain language because we want you to understand its terms. Please read this Lease carefully and feel free to ask us any questions you may have. The words "you" and "your" mean the Lessee named below. The words "we", "us", and "our" refer to the Lessor named below. BY SIGNING THIS LEASE, YOU AGREE TO THE TERMS ON THE FRONT AND REVERSE SIDES. SEE REVERSE SIDE FOR DISCLAIMER OF WARRANTIES. ORAL AGREEMENTS OR COMMITMENTS TO EXTEND CREDIT, LOAN MONEY OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU AND US FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS LEASE, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER MUTUALLY AGREE IN WRITING TO MODIFY IT.YOU CERTIFY THAT ALL THE INFORMATION GIVEN IN THIS LEASE AND YOUR APPLICATION, INCLUDING ANY FINANCIAL INFORMATION, WAS CORRECT AND COMPLETE WHEN THIS LEASE WAS SIGNED. YOU AGREE THAT THE EQUIPMENT WILL BE USED FOR BUSINESS PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. IF YOU SIGN THIS LEASE BEFORE WE HAVE GIVEN YOU OUR CREDIT APPROVAL, YOUR
SIGNING DOES NOT OBLIGATE US TO ENTER INTO THIS LEASE. YOU RELEASE US FROM ANY OBLIGATION OR LIABILITY IN THE EVENT WE 00 NOT GIVE YOU CREDIT APPROVAL OR WE GIVE YOU SUCH APPROVAL BUT SUBSEQUENTLY REVOKE IT BEFORE WE HAVE SIGNED THIS LEASE.

Lessor:  WATERS FINANCIAL SERVICES

By:

Title:

Date Accepted On:

Lease Number:     4192260-001

Lessee Name:      PROTALEX, INC

Signature: /Donald Dean/

Title: Chief Financial Officer

Date Accepted On: 4-25-03

Federal Tax I.D. #:91-2003490




                         KLEINFELDCOMMERCIALBROKERAGE,LLC
                          3300 Columbia N. E., Suite A
                          Albuquerque, New Mexico 87107
                                 (505) 875-1641

                                      Lease

     This Indenture, made this 27th day of April, 2001, by an between Charles M. and Joan M. Bovard Revocable Trust and W. W. Kridelbaugh, M. D. hereinafter,whether singular or plural, masculine, feminine, or neuter, designated as "Landlord," which expression shall include Landlord's heirs, executors, administrators, assigns, and successors in interest, and PROTALEX, INC. A New Mexico Corporation hereinafter, whether singular or plural, masculine, feminine, or neuter, designated as "Tenant," which expression shall include all Tenants, jointly and severally, and shall include Tenant's heirs, executors, administrators, assign, and successors in interest, WITNESSETH:

I. DEMISE OF PREMISES. Landlord, for and in consideration of the covenants and agreements herein contained to be kept and performed by Tenant, Tenant's heirs, executors, administrators, assigns, and successors in interest, and upon the terms and conditions herein contained, does hereby let, lease, and demise to Tenant the following-described premises situated in Albuquerque, in the County of Bernalillo, State of New Mexico, to-wit: Suite 17 Encino Medical Condominiums containing 1354 Square feet, 717 Encino N. E. Albuquerque, New Mexico 87102.

II. TERM OF LEASE. The term of this Lease shall be for a period of thirty-six months and four days, commencing on the 27th day of April .2001-, and ending on the 30th day of April, 2004.

III. RENT. Tenant, for and in consideration of this Lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to pay as rent for the said premises, without notice or demand, the sum of Forty Six Thousand, Seven Hundred Twenty-nine dollars and twenty-three cents ($46.729.43) in the following manner, to-wit: Upon execution of this Lease, Tenant shall pay $2.820.84 as lease deposit to be held by Landlord during the term of this lease to guarantee performance of all covenants and conditions; said deposit will be refunded in whole or in part depending on the condition of the premises at the end of the term or any extension hereto and upon Tenant's full performance of all covenants and conditions contained herein; and the balance of $185.48 represents advance rent for the first four days of this lease term. Commencing August 1, 2001, and on the first day of each succeeding month up to and including April 1. 2004 .Tenant shall pay $1410.42* as advance monthly rent.

Protalex, Inc., is accepting this space in ''as is" condition. It is the intention of the tenant to install passage ways between the three offices in the northeast portion of the space. (see Exhibit "A"). It is also the intention of the tenant to replace the existing sinks with deeper sinks and to remove the handicapped toilet. It is agreed that the tenant will restore the space to its original configuration at the end of the lease term.

All of the rent shall be paid by Tenant to Landlord or Landlord's order in lawful money of the United States at * The rent shall be paid in the following manner: $729.15 to Joan and Charles Bovard. 2331 Cutler N. E., Albuquerque, New Mxico 87106. $681.27 to W. W. Kridelbaugh. M.D., 10015 Bridgepoint N.E., Albuquerque, New Mexico 87111, or at such other place as Landlord may designate from time to time for this purpose.

IV USE OF PREMISES. Tenant, for and in consideration of this lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to use and occupy the said premises for the purpose of Medical Research Laboratory and for no other purpose without first obtaining the written consent of Landlord therefore; to confirm and comply with all applicable municipal, state, and federal ordinances, laws, rules, and regulations in using the said premises; and not to use or suffer to be used the said premises in any manner in contravention of any applicable municipal, state, or federal ordinances, laws, rule, or regulation, or so as to create any nuisance, or so as to tend to increase the existing rate of fire insurance for the said demised premises.

V. CONDITION OF PREMISES AND REPAIRS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Tenant has examined the said premises prior to the execution hereof, knows the condition thereof, and acknowledges that Tenant has received the said demised premises in good order and condition, and that no representation or warranty as to the condition or repair of the said premises has been made by Landlord, and, at the expiration of the term of this Lease, or any renewal or extension thereof, Tenant will yield up peaceably the said premises to Landlord in as good order and condition as when the same were entered upon by Tenant, loss by fire or inevitable accident, damage by the elements, and reasonable use and wear excepted; that Tenant will keep the said premises in good order and repair during the term of this Lease, or any extension or renewal thereof, at Tenant's own expense and will repair and replace promptly any and all damage, including damage to glass, that may occur from time to time; that Tenant hereby waives any and all right to have such repairs or replacements made by Landlord or at Landlord's expense; and that, if Tenant fails to make such repairs and replacements promptly, or, if such repairs and replacements have not been made within fifteen (15) days after the occurrence of damage, Landlord may, at Landlord's option, make such repairs and replacements, and Tenant hereby agrees and covenants to repay the cost thereof to Landlord on demand.

VI. LIABILITY OF LANDLORD. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to persons or property arising from any cause whatsoever, which shall occur in any manner in or about said premises, and Tenant hereby agrees to indemnify and save harmless Landlord from any and all claims and liability for damage to persons or property arising from any cause whatsoever, which shall occur in any manner in or about the said premises. Further, Tenant hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to the said demised premises, or to any part thereof, or to any property or effects therein or thereon, caused by leakage from the roof of said premises or by bursting, leakage, or overflowing of any waste pipes, water pipes, tanks, drains, or stationary washstands or by reason of any damage whatsoever caused by water from any source whatsoever, and Tenant hereby agrees and covenants to indemnify and save harmless Landlord from any and all claims and liability for any damage to the said demised premises, or to any part thereof, or to any property or effects therein or thereon.

VII. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord, that Tenant shall not make, or suffer or permit to be made, any alterations, additions, or improvements whatsoever in or about the said demised premises without first obtaining the written consent of Landlord therefor; provided, however, that such consent, if given, shall be subject to the express condition that any and all alterations, additions, and improvements shall be done at Tenant's own expense and in accordance and compliance with all applicable municipal;, state and federal ordinances, laws, rules, and regulations, and that Tenant hereby covenants and agrees with Landlord that in doing and performing such work Tenant shall do and perform the same at Tenant's own expense, in conformity and compliance with all applicable. municipal, state, and federal ordinances, laws, rules, and regulations and that no liens of mechanics, materialmen, labors, architects, artisans contractors, subcontractors, or any other lien of any kind whatsoever shall be created against or imposed upon the said demised premises, or any part thereof, and that Tenant shall indemnify and save harmless Landlord from any and all liability and claims for damages of every kind and nature which might be made or judgments rendered against Landlord or against said demised premises on account of or arising out of such alterations, additions, or improvements.

VIII. OWNERSHIP OF ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that any and all alterations, additions, and improvements, except shelving and moveable furniture, made at Tenant's own expense after having first obtained the written consent of Landlord therefore, in accordance with the provisions contained in Paragraph VII, hereof, whether attached to the walls, floors, premises, or not, shall immediately vest in Landlord and all such alterations, additions, and improvements shall remain on the said premises and shall not be removed by Tenant at the termination of this Lease. The shelving and/or moveable furniture, which Tenant is privileged to remove, must be removed by Tenant at Tenant's expense on or before the termination of the Lease.

IX. ASSIGNMENT AND SUBLETTING. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that neither Tenant nor Tenant's heirs, executors, administrators, assigns, or successors in interest shall assign this Lease or sublet the said demised premises, in whole or in part, without first obtaining the written consent of Landlord therefor; that no assignment of this Lease or any subletting of the said demised premises, in whole or in part, shall be valid, except by and with the written consent of Landlord first obtained;' that the consent of Landlord to any such assignment or subletting shall not operate to discharge Tenant, or anyone of them, or Tenant's heirs, executors, administrators, assigns, or successors in interest from their liability upon the agreements and covenants of this Lease, and Tenant, Tenant's heirs, executors, administrators, assigns, or successors in interest shall remain liable for the full and complete performance of all of the terms, conditions, covenants, and agreements herein contained; that any consent of Landlord to any such assignment or subletting shall not operate as a consent to further assignment or subletting or as a waiver of this covenant and agreement against assignment and subletting; and that following any such assignment or subletting, the assignee and/or sublettee shall be bound by all of the terms, conditions, covenants, and agreements herein contained including the covenant against assignment and subletting

X. UTILITY AND OTHER CHARGES. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with landlord to pay promptly charges for Janitorial, telephone and other services, which may be incurred in connection with Tenant's use of the said premises, and to save harmless Landlord therefrom. This is a full-service lease and common area maintenance charges and utilities and exterior maintenance are paid by the Landlord.

XI. LANDLORD'S RIGHT OF ENTRY AND TO MAKE ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord, Landlord's heirs, executors, administrators, assigns, agents, attorneys, and successors in interest shall have the right at any time to enter upon the said premises to inspect the same and to make any and all improvements, alterations, and additions of any kind whatsoever upon the said premises, providing such improvements, alterations, and additions, are reasonably necessary or convenient to the use to which the said premises are being put at the time, but at no time shall Landlord be compelled or required to make any improvements alterations, or additions.

XII. TAXES, OTHER ASSESSMENTS, AND INSURANCE. Tenant and Landlord hereby covenant and agree that all taxes and other assessments of whatsoever kind that nature which have been or may be levied upon the said demised premises and upon any alteration, additions, and improvements thereon shall be paid by Landlord at the time when the same shall become due and payable, and that all taxes and other assessments of whatsoever kind and nature which have been or may be levied upon the personal property located upon the said demised premises shall be paid by Tenant at the time when the same shall become due and payable. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord to carry and maintain in full force and effect during the term of this Lease and any extension or renewal thereof at Tenant's expense public liability insurance covering bodily injury and property damage liability, in a form and with an insurance company acceptable to Landlord, with single limit coverage of not less than $ 1.000.000.00 for the benefit of both Landlord and Tenant as protection against all liability claims arising from the premises, causing Landlord to be named as an additional-named insured on such policy of insurance, and delivering a copy thereof to Landlord. Fire and extended coverage insurance upon all buildings, residences, alterations, additions, and improvements upon the said premises shall be provided for by Landlord, and fire and extended coverage insurance upon all of the contents and other personal property situated upon the said premises shall be provided for by Tenant.

XIII. HOLDING OVER. Tenant, for and in consideration of this lease and the demise of the said premises, agrees and covenants with Landlord that no holding over by Tenant after the expiration of this Lease, or any renewal or extension thereof, whether with or without the consent of Landlord, shall operate to extend or renew this Lease, and that any such holding over shall be construed as a tenancy from month to month at the monthly rental which shall have been payable at the time immediately prior to when such holding over shall have commenced and such tenancy shall be subject to all the terms, conditions, covenants, and agreements of this Lease.

XIV. BANKRUPTCY AND CONDEMNATION. Tenant, for and in consideration of the Lease and the demise of the said premises, hereby agrees and covenants with Landlord that should Tenant, or anyone of them, make an assignment for the benefit of creditors or should be adjudged a bankrupt, either by voluntary or involuntary proceedings, or if otherwise a receiver should be appointed by any court of competent jurisdiction for Tenant because of any insolvency, the occurrence of any such event shall be deemed a breach of this Lease, and, in such event, Landlord shall have the option to forthwith terminate this Lease and then re-enter the said demised premises and take possession thereof, whereupon Tenant shall quit and surrender peaceably the said demised premises to Landlord. In no event shall this Lease be deemed an asset of Tenant, or anyone of them, after adjudication in bankruptcy, the apl1bintment of a receiver, or the assignment for the benefit of creditors. Further, Tenant hereby covenants and agrees with Landlord that in the event the said demised premises, or any part thereof, are taken, damaged consequentially or otherwise, or condemned by public authority, this Lease shall terminate, as to the part so taken, as of the date title shall vest in the said public authority, and the rental reserved shall be adjusted so that Tenant shall be required to pay for the remainder of the term that portion of the rent reserved in the proportion that the said demised premises remaining after the taking, damaging, or condemnation bears to the whole of the said demised premises before the taking, damaging, or condemnation. All damages and payments resulting from the said taking, damaging, or condemnation of the said demised premises shall accrue to and belong to Landlord, and Tenant shall have no right to any part thereof.

XV. DESTRUCTION. Tenant, for and in consideration of the Lease and the demise of the said premises, agrees and covenants with Landlord that if at any time during the term of this Lease, or any extension or renewal thereof, the said demised premises shall be totally or partially destroyed by fire, earthquake, or other calamity, then Landlord shall have the option to rebuild or repair the same, provided such rebuilding or repairing shall be commenced within the period of thirty days after notice in writing to landlord of such destruction or damage, and to rebuild or repair the same in as good condition as they were immediately prior to such calamity. In such case, a just and proportionate part of the rental herein specified shall be abated until such demised premises shall have been rebuilt and repaired. In case, however, Landlord shall within thirty days following notice in writing to him of such damage elect not to rebuild or repair said premises, Landlord shall so notify Tenant and, thereupon, this Lease shall terminate and become null and void.

XVI. SIGNS. Landlord and Tenant covenant and agree that Tenant may at Tenant's own expense erect and maintain a sign or signs to carry out the purpose for which Tenant is leasing the said demised premises provided, however, the location, type and design of all exterior signs shall be first approved in writing by Landlord. Upon the expiration of this Lease, or any renewal or extension thereof, Tenant shall remove such sign or signs, and shall repair any damage to the premises caused thereby at Tenant's sole expense. Further, at any time within thirty days prior to the termination of this Lease, or any renewal or extension thereof, Landlord shall have the right to place upon any part of said demised premised any "For Rent" or "For Lease" signs that Landlord may select.

XVII. TERMINATION. It is expressly understood and agreed between the parties aforesaid, that if the rent above reserved, or any part thereof, shall be behind or unpaid on the day of payment whereupon the same ought to be paid as aforesaid, or if default shall be made in any of the covenants or agreements herein contained to be kept by Tenant, Tenant's executors, administrators, assigns, and successors in interest, it shall and may be lawful for Landlord, Landlord's heirs, executors, administrators, agents, attorneys, assigns, or successors in interest, at Landlord's election to declare said term ended and to re-enter the said premises, or any part thereof, either with or without process of law, to expel, remove, and put out, the Tenant, or any other person or persons occupying the same, using such force as may be necessary in so doing, and to repossess and enjoy the same premises again as in its first and former state, and distrain for any rent that may be due thereon any property belonging to Tenant, whether the same be exempt from execution and distress by law or not, and Tenant in that case hereby waives any and all legal rights which Tenant now has or may have, to hold or retain any such property under any exemption laws now in force in the State, or in any other way; meaning and intending hereby to recognize in Landlord, Landlord's heirs, executors, administrators, assigns, or succesors in interest, a valid first lien as provided in the laws of New Mexico, upon any and all goods, chattels, and other property belonging to Tenant and located in said premises as security for the payment of said rent an fulfillment of the faithful performance of conditions in the manner aforesaid, anything hereinbefore mentioned to the contrary notwithstanding. And if at any time said term shall be ended at such election of Landlord, landlord's heirs, executors, administrators, assigns, or successors in interest, as aforesaid, or in any other way, Tenant, Tenant's heirs, executors administrators, assigns, or successors in interest, do hereby covenant and agree to surrender and deliver up the above-described premises and property peaceably to Landlord, Landlord's heirs, executors, administrators, assigns, or successors in interest, immediately upon the termination of said terms as aforesaid, and if Tenant shall remain in possession of the same ten (10) days after notice of such default, or after the termination of the Lease in any of the ways above named, Tenant shall be deemed guilty of a forcible detainer of said premises under the statute and shall be subject to all the conditions and provisions above named, and the eviction and removal forcible or otherwise, with or without process of law as above stated. And it is further covenanted and agreed by and between the parties hereto that the Tenant shall pay and discharge all costs, attorneys fees, and expenses that shall arise from enforcing the covenants of this indenture by Landlord, landlord's heirs, executors, administrators, assigns, or successors in interest.

XVIII. FAILURE TO TERMINATE. Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants, with Landlord that failure, neglect, or omission of Landlord to terminate this Lease for anyone or more breaches of any of the covenants hereof, shall not be deemed a consent by Landlord of such breach and shall not stop, bar, or prevent Landlord from thereafter terminating this Lease, either for such violation, or for prior or subsequent violation of any covenant hereof.

XIX. BINDING ON HEIRS, EXECUTORS, ADMINISTRATORS, ASSIGNS, AND SUCCESSORS IN INTEREST. It is covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall extend to and be binding upon the heirs, executors, administrators, assigns, and successors in interest of the parties to this Lease.

XX. THIS LEASE EMBODIES ALL AGREEMENTS BETWEEN THE PARTIES. It is covenanted and agreed by and between the parties hereto that this lease incorporates all of the agreements, covenants, and understandings between the parties hereto concerning the subject matter hereof, and that all such covenants agreements, and understandings have been merged into this written Lease. No prior agreement or understanding, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in the Lease.

XXI. CANCELLATION. It is covenanted and agreed by and between the parties hereto that in the event of a sale, a long term lease, or a major improvement of this property, the Landlord reserves the privilege of canceling this Lease by giving Tenant not applicable days notice in writing.

XXII. COMMISSION. Landlord for and in consideration of this Lease hereby agrees that Kleinfeld Commercial Brokerage, LLC is Broker of Record and as such are entitles to a 60;0 commission, plus applicable New Mexico Gross Receipts Tax, to be paid to said Kleinfeld Commercial Brokerage, LLC, upon execution of this Lease and upon the date of any renewals or extensions executed between the Landlord and Tenant.

XXIII. AMENDMENTS. It is covenanted and agreed by and between the parties hereto that this Lease shall not be altered, changed, or amended, except by instrument in writing executed by the parties hereto.

XXIV. OPTION TO RENEW. Landlord hereby grants Tenant the option to renew this lease for an additional N/A year period under the same terms and conditions contained herein except rent which shall be N/A. Tenant to notify Landlord in writing not less than sixty (60) days prior to the expiration of the initial lease term of Tenant's desire to exercise this option.

XXV. OPTION TO PURCHASE. Tenant has the right to purchase this property at any time during the time of this lease. The parties have agreed to a Purchase Price of $70,000.00. At the time of purchase, the purchaser will make a down payment of 20% or $14,000.00. The security deposit of $2,820.84 will be applied to the down payment with the balance due at closing of $11,179.16. The sellers will finance the balance with a Mortgage for $56,000.00, twenty (20) years amortization at the prime commercial rate charged by the Bank of America in effect on the day of Notice by Tenant to exercise the option to purchase per annum. At the end of five (5) years the balance will be due.

At the time of sale, sellers will pay to Kleinfeld Commercial Brokerage, LLC, a sales of commission of 60;0 plus New Mexico Gross Receipts tax, less any amount of unamortized commission paid on the lease.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.


Landlords:
______________________
Charles Bovard
______________________
Joan Bovard
______________________
W.W. Kridelbaugh


Tenant:
______________________
John Doherty, President

FRAME CONTRACT
FOR RESEARCH AND DEVELOPMENT PROJECTS
This Agreement is effective as of the date of the last signature hereto (hereinafter the "Effective Date")
BETWEEN
EUROGENTEC S.A., a company organised and existing under the laws of Belgium, whose registered offices are at Parc Scientifique du Sart-Tilman, rue Bois Saint-Jean, n(degree)14, B-4102,
SERAING, BELGIUM.
Hereinafter referred to as "EUROGENTEC".
AND
PROTALEX Inc., a company organised and existing under the laws of the United States of America, whose registered offices are at 717 Encino Pl. Suite 17 Albuquerque NM 87102 USA
Hereinafter referred to as "PROTALEX".
The parties hereto agree as follows:

1. Subject Matter of the Agreement

1.1 The Agreement concerns the engagement of EUROGENTEC by PROTALEX to undertake and complete research and development projects ("Projects") for PROTALEX in the field of the production and purification of Protein A from and/or such other fields as may be agreed, as requested by PROTALEX from time to time.

1.2 EUROGENTEC shall undertake and complete each Project in accordance with the provisions of this Agreement and written project assignments entered into by PROTALEX and EUROGENTEC from time to time and signed on behalf of PROTALEX and EUROGENTEC ("Project Assignments").

1.3 Each Project Assignment shall be in the form of a letter agreement in similar form to the pro-forma letter contained in the Annex or in such other form as may be appropriate. The scope, time-lines and completion date of each Project may be amended by agreement between PROTALEX and EUROGENTEC or otherwise pursuant to the provisions of this Agreement. In any event, EUROGENTEC agrees to immediately inform PROTALEX in writing if it has reasons to believe that any of the time-lines and/or the completion date indicated in the Project Assignment may not be possible and shall indicate its best revised estimate to PROTALEX.

1.4 In the event of any conflict between the terms of this Agreement and the terms of any Project Assignment, the terms of this Agreement shall prevail unless such project Assignment expressly and specifically states that it supersedes this Agreement on a specific matter (but then this Agreement shall only be superseded in respect of such particular Project Assignment and in respect only of such specific matter).

1.5 In agreeing to perform a Project, EUROGENTEC will thereby represent and warrant that (a) it has the necessary expertise and experience to undertake and complete that Project in a timely and professional manner, being agreed however that due to the specificity of the Project, EUROGENTEC is not committed to any obligation of result; (b) it will use persons to perform that Project who have appropriate skills and experience; and (c) it will perform the Project in accordance with the relevant Project Assignment.

1.6 EUROGENTEC shall keep PROTALEX advised of the progress of each Project and provide PROTALEX with all information reasonably requested by PROTALEX relating to each Project and, upon termination or completion of each Project, EUROGENTEC shall furnish PROTALEX with a written report which fully sets forth the procedures used in and the results of that Project.

2. Fees and Expenses

2.1 PROTALEX shall pay to EUROGENTEC a net fee set out in the relevant Project Assignment. Payment conditions will be defined in such relevant Project Assignment and/or further Manufacturing Agreement. At any time, EUROGENTEC shall be entitled to require PROTALEX to provide with a guaranty of payment.

2.2 Raw materials including specific consumables, needed for the Project, other than usual chemical materials used by EUROGENTEC, are not included in the price mentioned in Paragraph 2.1 and will be invoiced separately by EUROGENTEC on a monthly basis with an additional charge of 5% to cover its administrative costs.

2.3 All the prices are in euro and are exclusive of V.A.T. Shall PROTALEX terminate or cancel this Agreement for any reason whatsoever, except for gross negligence of EUROGENTEC, all costs accrued by EUROGENTEC as of the date of termination will be invoiced.

2.4 If PROTALEX does not pay a sum of money when it falls due, EUROGENTEC shall be entitled to interest upon that sum from the time when payment is due, automatically and without the necessity of a reminder. The level of interest for late payment shall be the sum of the interest rate applied by the European Central Bank to its most recent main refinancing operation carried out before the first calendar day of the half-year in question, plus at least seven percentage points. (If PROTALEX is located in a Member State which is not participating in the third stage of economic and monetary union, the reference rate referred to above shall be the equivalent rate set by its national central bank). In both cases, the reference rate in force on the first calendar day of the half-year in question shall apply for the following six months.

2.5 Unless PROTALEX is not responsible for the delay, EUROGENTEC shall be entitled to claim reasonable compensation from PROTALEX for all relevant recovery costs incurred through the latter's late payment.

2.6 If any invoice is not paid at maturity, EUROGENTEC shall be entitled to suspend its services, 30 days after having given notice to PROTALEX by registered letter.

3. Inventions and other Materials

3.1 EUROGENTEC will promptly notify PROTALEX in writing of any invention made by it or its employees during this Agreement arising out of work performed under this Agreement. Any such invention shall be the exclusive property of PROTALEX, and EUROGENTEC' s remuneration for the transfer or assignment of any such inventions is included in the fees payable under Article 2. PROTALEX shall have the exclusive right, at its discretion, to file patent applications for any such invention anywhere in the world. EUROGENTEC agrees both during and after the term of this Agreement to sign and/or to cause its employees to sign, any assignment or other documents reasonably needed in connection with such patent application.

3.2 Where, in any Project Assignment, PROTALEX agrees to provide or arrange to be provided to EUROGENTEC material for use in the relevant Project, then PROTALEX shall ensure that sufficient quantities of the material referred to in such Project Assignment ("Material") are provided to EUROGENTEC as it may reasonably require for such Project. In connection with any Project, PROTALEX or a third party at PROTALEX' s request or direction may also provide EUROGENTEC with records, information, data and materials ("PROTALEX Information") relating to the Material and its properties and which may be utilised by EUROGENTEC in connection with that Project.

3.3 EUROGENTEC agrees that the Material, or materials and products which incorporate or contain the Material or which are produced or derived from such Material, materials or products ("Derived Material") and all PROTALEX Information are and shall be the exclusive property of PROTALEX. EUROGENTEC agrees to use the Material, Derived Material and the PROTALEX Information solely for the purposes of conducting the Project and agrees not to disclose or pass on the same to any third party.

3.4 EUROGENTEC agrees that all results, information, data, reports, know-how arising out of the Project ("Study Results") shall promptly be disclosed to PROTALEX and shall be the exclusive property of PROTALEX. The Study Results shall be kept confidential by EUROGENTEC on the same terms as those applicable under this Agreement to Confidential Information. Following termination of this Agreement, PROTALEX may fully disclose and use, by itself, and/or through third parties, any and all Study Results.

4. Secrecy

4.1 During this Agreement and for a period of 5 years after its termination, EUROGENTEC will retain in strict confidence, and not disclose to any third party or use for any purpose except for the performance of each Project Assignment, any confidential information (under any form including written, chart, oral, visual inspection, electronic or computer format or otherwise) belonging to or received from or on behalf of PROTALEX or PROTALEX' s affiliates which has been in the past or may be in the future made available to EUROGENTEC, whether in connection with this Agreement or otherwise ("Confidential Information"). However, EUROGENTEC shall have no obligation to PROTALEX with respect to any information which:

(A) Was in the public domain at the time of receipt by EUROGENTEC;

(B) Subsequently becomes part of the public domain through no fault on the part of EUROGENTEC;

(C) It can prove by written evidence in its possession that it was known to EUROGENTEC at the time of receipt by it; or

(D) Is subsequently received from a third party who had no obligation of secrecy to PROTALEX with respect to such information.

(E) The Parties are required to disclose by law or by a government or other competent regulatory authority.

4.2 EUROGENTEC will immediately return to PROTALEX, at any time during and after termination or expiration of this Agreement, upon written request by PROTALEX, all Material, Derived Material, PROTALEX Information and any and all other written material incorporating Confidential Information provided by PROTALEX as well as other documents and files in any form prepared by it for the performance of this Agreement.

4.3 EUROGENTEC may disclose Confidential Information only to those of its employees who need to receive Confidential Information for the purpose of this Agreement and who are subject to confidentiality and non-use obligations which cover Confidential Information which are no less restrictive than those of EUROGENTEC under this Agreement.

5. Assignment
Neither this Agreement nor any rights herein are assignable by EUROGENTEC without the prior written consent of PROTALEX.

6. Indemnities

6.1 PROTALEX undertakes and agrees that it will indemnify and hold EUROGENTEC harmless from and against any and all claims, demands, causes of action, actions or suits, whether at law or in equity, judgements, decrees, damages or any liability whatsoever asserted or entered against EUROGENTEC by or on behalf of any person, firm, corporation or governmental bodies for bodily injury or damage to property arising out of or relating to any use by PROTALEX or other parties of any of the products delivered by EUROGENTEC to PROTALEX pursuant to Article 1, provided however that EUROGENTEC undertakes to hold PROTALEX harmless from the foregoing in the event that the damage caused or allegedly causes is due to the negligence on the part of EUROGENTEC or of its employees, subject to the terms and conditions provided for in article 6.2 and following.

6.2 EUROGENTEC shall be deemed to comply with its obligations under this agreement in so far as it uses its best efforts to perform this agreement.

6.3 EUROGENTEC shall have no liability for any damages of any kind, however they are caused, with regard with the performance or the quality of the products developed and/or delivered under this agreement, provided that they were not due to gross negligence on its part or on the part of its employees.

6.4 PROTALEX shall examine the products as soon as possible after their arrival at destination and shall notify EUROGENTEC in writing of any lack of conformity of the goods within 15 days from the date when PROTALEX discovers or ought to have discovered the lack of conformity. In any case PROTALEX shall have no remedy for lack of conformity if he fails to notify EUROGENTEC thereof within 2 months from the date of arrival of the goods at the agreed destination.

6.5 The products will be deemed to conform to this Agreement despite minor discrepancies which are usual in the particular trade or through course of dealing between the parties.

6.6 Where the products are non-conforming (and provided PROTALEX, having given notice of the lack of conformity in compliance with article 6.4, does not elect in the notice to retain them), EUROGENTEC shall at his option:

(a) replace the products with conforming products, without any additional expense to PROTALEX, or

(b) reimburse to PROTALEX the price paid for the non-conforming products and thereby terminate the Project Assignment as regards those products.

6.7 The foregoing is the exclusive remedy of the PROTALEX for defects in the products developed and/or delivered to PROTALEX under this Agreement and is in lieu of any other warranty, express or implied, including but not limited to, implied warranty if merchantability or fitness for a particular purpose. No other remedy, including but not limited to, for incidental or consequential damages, lost profits, lost sales, injury to person, or any other damages, shall be available to PROTALEX.

7. Force Majeure

7.1 A party is not liable for a failure to perform any of his obligations in so far as he proves:

(a) that the failure was due to an impediment beyond his control, and

(b) that he could not reasonably be expected to have taken into account the impediment and its effects upon his ability to perform at the time of the conclusion of this Agreement, and

(c) that he could not reasonably have avoided or overcome it or its effects.

7.2 A party seeking relief shall, as soon as practicable after the impediment and its effects upon his ability to perform become known to him, give notice to the other party of such impediment and its effects on his ability to perform. Notice shall also be given when the ground of relief ceases.

7.3 A ground of relief under this clause relieves the party failing to perform from liability in damages, from penalties and other contractual sanctions, except from the duty to pay interest on money owing as long as and to the extent that the ground subsists.

7.4 If the grounds of relief subsist for more than six months, either party shall be entitled to terminate the Agreement with notice.

8. Hardship

If during the performance of this Agreement there should arise economic, political or technical circumstances which were unforeseen by the parties and are beyond their control, and which make performance of the Agreement so onerous (though not impossible) for one of the parties that the burden would exceed all the anticipatory provisions made by the parties at the time the Agreement is signed, such affected party shall be entitled to request an appropriate revision of the contractual terms. The parties will discuss the matter, and if an amicable solution cannot be reached, the affected party may request arbitration of the matter in accordance with the arbitration clause of this Agreement.

9. Notification

All notices which are required to be given under this Agreement shall be deemed to have been sufficiently given if in writing and sent by registered mail or express courier with the requisite postage affixed, or if by fax, confirmed by registered mail or expressed courier addressed to the Party notified, at the address set forth in the preamble above, or such other address as may hereinafter be given by such Party to the other for notice purpose. The date of such mailing or delivery shall be the date of service of such notice.

10. Independent Party

In performing its services hereunder, EUROGENTEC will be an independent contractor of PROTALEX. Nothing in this Agreement shall be deemed to create a partnership between PROTALEX and EUROGENTEC nor give EUROGENTEC or its employees the authority to act as agent of PROTALEX. EUROGENTEC shall ensure that none of its employees are or purport to be employees or agents of PROTALEX.
11. No Warranty

EUROGENTEC acknowledges that the Material is experimental in nature and agrees to use the Material with prudence and appropriate caution and in compliance with applicable laws and regulations.

12. General

12.1 Successors and Assigns

This Agreement shall ensure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

12.2 Whole Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and no previous explanation or information made or given by either of the parties shall have effect or alter the meaning of interpretation of this Agreement. No amendment, change or addition to this Agreement shall be effective or binding on either of the parties unless it is in writing and executed by the respective authorised representatives of each of the parties.

12.3 Waiver

No time or other indulgence allowed by one party to the other shall constitute any waiver of any right or remedy and any choice of remedy shall not be exclusive of any other remedy.

12.4 Severability

If any of the provisions of this Agreement shall be determined unlawful or unenforceable to any extent such provision shall be severed from the remainder of this Agreement which shall continue to be valid to the full extent permitted by law.

12.5 Transfer of title

EUROGENTEC shall retain title to the products resulting from the Project Assignment until full payment by PROTALEX.

12.6 Transfer of risk

Any risk relating to total or partial damage or loss of the products resulting from the Project Assignment shall pass to PROTALEX from the moment the products are delivered by EUROGENTEC according to the Ex Work terms as set out in Incoterms 2000.

13. Term

13.1 This Agreement shall terminate on May 1st 2004, unless earlier terminated by mutual agreement between PROTALEX and EUROGENTEC, or in accordance with the provisions herein or its term is extended by mutual agreement in writing between EUROGENTEC and PROTALEX.

14. Termination

14.1 This Agreement and any and all Project Assignments hereunder may be terminated at any time by written notice effective on the date such notice is received by (i) either party after the occurrence of one of the events specified in Article 14.2 and by (ii) EUROGENTEC after the occurrence of the events specified in Article 14.3.

14.2 These events are as follows:
o The occurrence and continuation for an uninterrupted period of ninety (90) days of a condition of force majeure, defined in Article 7 of this Agreement.
o To the extent permitted by law, the insolvency or bankruptcy of either Party, the inability of either Party to pay its debts as they fall due, or the appointment of a trustee or receiver or the equivalent for either Party, or the institution of proceedings relating to dissolution, liquidation, winding up, bankruptcy, insolvency, or the relief of the creditors, if such proceedings are not terminated or discharged within thirty (30) days.

14.3 These events are as follows:
o The enactment of a law, decree, or regulation within the territory of Belgium or any portion thereof which would impair or restrict (i) EUROGENTEC ` s right to complete or terminate this Agreement as herein provided; or (ii) EUROGENTEC ` s right to collect the payments as set forth in this Agreement.
o Any change in the shareholder' structure of PROTALEX which results in an acquisition of control by any third party outside of the group.
o  The acquisition of the Business by any third party outside of the group.

14.4 Either Party may forthwith terminate this Agreement by giving a written notice to the other if the other Party commits any material breach of this Agreement and said breach is not remedied within thirty (30) calendar days of receipt of a written notice specifying such breach.

14.5 The provisions of article 6 shall continue in force and effect for a period of twelve (12) months from the Effective Date of this Agreement; the provisions of articles 3 and 4 shall continue in force and effect for a period of five (5) years from the date of signature, all in accordance with their terms, notwithstanding expiry or termination of this Agreement for any reason.

14.6 PROTALEX and EUROGENTEC may terminate this Agreement and/or any and all Project Assignments hereunder by mutual agreement.

15. Consequences of Termination Termination of this Agreement under Articles 13 or 14 shall not effect termination of any Project Assignments which have not by then been completed, unless such Project Assignments are also terminated in accordance with Article 14. EUROGENTEC shall continue to conduct the Projects subject to such Project Assignments on the terms of this Agreement.

16. Applicable Law and Jurisdiction

16.1 This Agreement and any disputes arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Belgium.

16.2 In the case a dispute arise in connection with this Agreement, including its signature, validity, interpretation, performance, changes, termination and/or post-termination obligations, the Parties shall attempt to amicably settle the dispute.

16.3 Should they not succeed in this attempt, the dispute shall be submitted to the CEPANI (Centre Belge d'Arbitrage et de Mediation - "Belgian Centre for the Study and Practice of National and International Arbitration"). The place of arbitration shall be Brussels and the language shall be English and/or French.

IN  WITNESS   WHEREOF   the  parties   have   through   their  duly   authorised
representatives executed this Agreement on the date first above written. EUROGENTEC S.A.
____________________       ______________________
Name: Charles Schaus       Name: Michel Thiry
Title: Project Manager     Title: Biologic Business Unit Manager
Date: April 28, 2003       Date: April 28, 2003

EUROGENTEC  S.A. o Parc  scientifique  du Sart Tilman o 4102 SERAING o BELGIUM o
Tel.: +32 4 366 61 00 Fax: +32 4 365 16 04 o e-mail: info@eurogentec.com o R.C. Liege 152 016 o T.V.A. BE 427 348 346

PROTALEX Inc.
____________________                     _______________________
Name: Dennis Vik, Ph.D.                  Name: Steven Kane
Titlle:   Chief Scientific Officer       Title:      CEO
Date:    April 24, 2003                  Date:    April 24, 2003
Frame contract - Eurogentec-Protalex - 24/04/03 10/10